UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024 (August 6, 2024)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth below in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein. The August Shares (as defined below) were issued and sold, and the shares of common stock, par value $0.01 per share, issuable upon conversion of the August Shares, will be issued, in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As previously reported, on June 10, 2024, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”), for the purchase of up to 250 shares of the Company’s Class B Convertible Preferred Stock, par value $0.01 per share ( “Class B Preferred Stock”), in a private placement at $1,000 per share, for aggregate gross proceeds of up to $250,000.

Pursuant to the Purchase Agreement (i) effective June 10, 2024, the Company issued and sold 50 shares of the Class B Preferred Stock (the “Initial Shares”) to GHS for an aggregate of $50,000 in gross proceeds and issued to GHS 100 shares of Class B Preferred Stock as an equity incentive for the purchase of the shares of Class B Preferred Stock pursuant the Purchase Agreement, including the potential issuance and sale of the Additional Shares (as defined below), and (ii) GHS agreed to purchase at one or more times, up to an aggregate of 200 additional shares of Class B Preferred Stock (the “Additional Shares”) at the same purchase price per share at any time prior to the one year anniversary of the date of the Purchase Agreement, subject to the satisfaction or waiver of certain conditions as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2024. The Company used the net proceeds from the issuance and sale of the Initial Shares and intends to use the net proceeds from the issuance and sale of the Additional Shares for general working capital purposes.

On August 6, 2024, we issued and sold to GHS, and GHS purchased from us, 50 Additional Shares (the “August Shares”) for a total purchase price of $50,000. In connection with this issuance and sale, the Company paid Icon Capital Group LLC, as placement agent, a fee of $1,000.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement, dated as of June 10, 2024, by and between Formation Minerals, Inc. and GHS Investments LLC (incorporated by reference to Exhibit 10.1 to Formation Minerals, Inc.’s Current Report on Form 8-K filed on June 13, 2024).
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2024

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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